UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2023

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Not Applicable

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

Ampio Pharmaceuticals, Inc. (the “Company”) is a party to a Lease Agreement (the “Lease”) with Beta Investors Group, LLC (successor by assignment to NCWP – Inverness Business Park, LLC) (the “Landlord”) dated December 13, 2013 pursuant to which the Company has leased office and manufacturing space in Suite 200 and Suite 204 in the building located at 373 Inverness Parkway, Englewood, Colorado (the “Premises”).

Effective with the consent of the Landlord given on March 1, 2023, the Company began subleasing the Premises to Utility Global, Inc., as subtenant, pursuant to a Sublease Agreement dated February 16, 2023. Under the Sublease Agreement, the Company will sublease the Premises to the subtenant for a term commencing on March 1, 2023 and continuing until the expiration of the Lease on September 30, 2024. However, the address of the Company’s principal executive offices continues to be 373 Inverness Parkway, Suite 200, Englewood, Colorado 80112.

Pursuant to the Sublease Agreement, the subtenant has agreed to be directly liable to the Landlord for all obligations of the Company as tenant under the Lease. The subtenant will pay to the Company rent and other amounts assessed by the Landlord against the Company under the Lease. The subtenant is also responsible for utilities and insurance under the Sublease Agreement. In connection with the Landlord’s consent to the Sublease, the Landlord agreed that the Landlord will not require the Company or the subtenant to remove any existing alterations or leasehold improvements, including the components of the cleanroom.

As previously announced, the Company is currently engaged in preclinical development of AR-300, a novel, proprietary, small molecule formulation that has (i) demonstrated anti-inflammatory properties in vitro and (ii) protection of cartilage in preclinical rat meniscal tear studies. The Company is currently conducting studies to evaluate the efficacy of AR-300 in osteoarthritis-related pain using a hybrid organizational model under which the Company contracts with third-party firms to provide the specific expertise needed to assist with designing and implementing preclinical, clinical and regulatory development plans for AR-300. The sublease of the existing office space is consistent with the Company’s organizational model and current stage of AR-300 development, neither of which require the existing capacity of dedicated office and manufacturing space currently leased by the Company. In addition, the sublease of the existing office space is consistent with the Company’s previously announced cost reduction measures designed to preserve cash resources to fund the development of AR-300 and any potential strategic transaction that may arise from the Company’s strategic alternatives process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: March 7, 2023	By:	/s/ Michael A. Martino
Name: Michael A. Martino
Title: Chief Executive Officer